Exhibit 99.1

Brookline Bancorp Announces Fourth Quarter Net Income of $7.7 Million, EPS of $0.11

BOSTON--(BUSINESS WIRE)--January 29, 2014--Brookline Bancorp, Inc. (NASDAQ: BRKL) (the “Company”) today announced net income of $7.7 million, or $0.11 per basic share and diluted share, for the fourth quarter of 2013, compared to $9.4 million, or $0.14 per basic and $0.13 per diluted share, for the third quarter of 2013, and $11.9 million, or $0.17 per basic and diluted share, for the fourth quarter of 2012.

For the year ended December 31, 2013, net income totaled $35.4 million, or $0.51 per basic and diluted share, compared to $37.1 million, or $0.53 per basic and diluted share, for 2012. Net earnings from operations were $36.0 million, or $0.52 per basic and $0.51 per diluted share, for the year ended December 31, 2013, compared to $41.1 million, or $0.59 per basic and diluted share, for 2012. The Company’s 2013 fourth quarter results include a charge of $0.9 million, or $0.01 per basic and diluted share, due to compensation-related expenses incurred upon the departure of the Company’s Chief Financial Officer.

Paul Perrault, President and Chief Executive Officer of Brookline Bancorp, Inc., stated: “We are pleased with the solid commercial loan and core deposit growth in 2013. We have experienced uneven results as we conclude our transition to a commercial bank and remain challenged by the historically low interest rate environment. With much of the transition work behind us, our strong balance sheet, expanding branch network, and new business initiatives position us well for 2014.”

BALANCE SHEET

Total assets increased $88.9 million during the fourth quarter of 2013 to $5.3 billion at December 31, 2013, and increased $177.6 million from $5.1 billion at December 31, 2012. The growth in total assets during the fourth quarter of 2013 is primarily driven by loans and leases, which increased $63.0 million to $4.4 billion at December 31, 2013, representing 5.9 percent growth on an annualized basis. At December 31, 2013, the commercial real estate and commercial loan and lease portfolios totaled $3.2 billion, or 72.7 percent of total loans and leases, as compared to $3.1 billion, or 71.7 percent at September 30, 2013, and $2.9 billion, or 68.3 percent at December 31, 2012. Strong loan growth continued in our total commercial loan and lease portfolio, which increased $84.8 million during the fourth quarter of 2013, or 11 percent on an annualized basis. This growth offsets the decrease of $40.4 million in the indirect automobile loan portfolio during the same period.

Cash, cash equivalents, and investment securities increased $9.1 million quarter-to-quarter and were down $13.5 million year-to-year to $585.4 million, or 11.0 percent of total assets at December 31, 2013, as compared to $576.3 million, or 11.0 percent of total assets at September 30, 2013, and $598.9 million, or 11.6 percent of total assets at December 31, 2012.

Deposits of $3.8 billion at December 31, 2013 were up $97.0 million from September 30, 2013 and up $218.7 million from December 31, 2012. The growth from September 30, 2013 represents an annualized increase of 10.4 percent. Core deposits, which consist of demand checking, NOW, savings, and money market accounts, increased at a 16.2 percent annualized rate in the fourth quarter of 2013, raising the core deposit ratio from 74.6 percent at September 30, 2013 to 75.6 percent at December 31, 2013. Total borrowings at December 31, 2013 decreased by $16.3 million as compared to September 30, 2013, and decreased by $41.4 million as compared to December 31, 2012.

The ratio of stockholders’ equity to total assets was 11.53 percent at December 31, 2013, as compared to 11.74 percent at September 30, 2013. The ratio of tangible stockholders’ equity to tangible assets was 8.88 percent at December 31, 2013, as compared to 9.03 percent at September 30, 2013.

NET INTEREST INCOME

Net interest income for the fourth quarter of 2013 increased $0.4 million to $43.8 million from $43.4 million for the third quarter of 2013, largely as a result of a $0.2 million increase in income from loan and leases and debt securities. The net interest income for the year ended December 31, 2013 decreased $1.2 million to $176.2 million from $177.4 million for the year ended December 31, 2012.

Net interest margin decreased slightly from 3.56 percent for the three months ended September 30, 2013 to 3.54 percent for the three months ended December 31, 2013. Similarly, net interest margin decreased to 3.64 percent for the year ended December 31, 2013 from 3.85 percent for the year ended December 31, 2012.

NON-INTEREST INCOME

Non-interest income for the fourth quarter of 2013 increased $0.4 million to $3.9 million from $3.5 million for the third quarter of 2013. The quarter-to-quarter increase is largely a result of a $0.2 million reduction in loan related gains on sale and other fee income, a $0.4 million gain on sales of securities, and a $0.2 million decrease in losses on investments in affordable housing projects.

Non-interest income for the year ended December 31, 2013 decreased $4.8 million to $13.8 million from $18.6 million for the year ended December 31, 2012. Several factors contributed to the year-to-year decrease, including a decrease of $1.2 million in loan-related gains on sale and other fee income, an increase of $1.1 million in losses from investments in affordable housing projects, a decrease of $0.5 million in gains related to the sale of securities, and the inclusion in 2012 of a net gain of $1.9 million on the sale of loans and leases.

NON-INTEREST EXPENSE

Non-interest expense for the fourth quarter of 2013 increased $1.8 million to $31.3 million from $29.6 million for the third quarter of 2013. The quarter-to-quarter increase in non-interest expense includes an increase of $1.1 million in compensation and employee benefit expense, mostly due to certain compensation related expenses incurred as a result of the departure of the Company’s Chief Financial Officer. Additionally, equipment and data processing expense increased $0.4 million due, in part, to system conversion related expenses.

Non-interest expense for the year ended December 31, 2013 increased $2.1 million to $122.5 million from $120.4 million for the year ended December 31, 2012. The year-over-year increase in non-interest expense includes an increase of $6.4 million in compensation and employee benefit expense due, in part, to additional staffing. Additionally, occupancy, equipment and data processing expense increased $4.1 million due, in part, to branch expansion and relocation expenses, system conversion related expenses and increased volume. These increases were offset by a decrease of $6.8 million in professional services expense.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The return on average assets decreased during the fourth quarter of 2013 from 0.73 percent at September 30, 2013 to 0.58 percent at December 31, 2013. For the year ended December 31, 2013, the return on average assets decreased to 0.68 percent from 0.74 percent for the year ended December 31, 2012.

The return on average tangible stockholders’ equity decreased to 6.61 percent for the fourth quarter of 2013 from 8.27 percent for the third quarter of 2013. The return on average tangible stockholders’ equity decreased to 7.71 percent for the year ended December 31, 2013 from 8.40 percent for the year ended December 31, 2012.

ASSET QUALITY

Nonperforming loans and leases increased $1.1 million to $16.5 million, or 0.31 percent of total assets, at December 31, 2013 from $15.4 million, or 0.29 percent of total assets, at September 30, 2013. The ratio of nonperforming loans and leases to total loans and leases increased to 0.38 percent at December 31, 2013 from 0.36 percent at September 30, 2013. Nonperforming assets also increased $1.4 million to $18.1 million or 0.34 percent of total assets at December 31, 2013, from $16.7 million, or 0.32 percent of total assets, at September 30, 2013.

The provision for loan and lease losses increased to $3.8 million for the fourth quarter of 2013, from $2.7 million for the third quarter of 2013. The fourth quarter provision consisted mainly of a $1.7 million provision due to overall portfolio growth, a $0.9 million provision for charged off loans, and $1.1 million for deterioration and charge offs in the acquired loan portfolios. The provision for loan and lease losses decreased to $10.9 million for the year ended December 31, 2013 from $15.9 million for the year ended December 31, 2012, primarily due to lower charge offs.

The allowance for loan and lease losses was $48.5 million at December 31, 2013, compared to $46.4 million at September 30, 2013, and $41.2 million at December 31, 2012. The allowance for loan and lease losses as a percent of total loans and leases was 1.11 percent at December 31, 2013, compared to 1.08 percent at September, 30, 2013, and 0.99 percent at December 31, 2012. The allowance for loan and lease losses related to originated loans and leases as a percent of originated loans and leases increased slightly to 1.32 percent at December 31, 2013, from 1.31 percent at September 30, 2013.

DIVIDEND DECLARED

The Company’s Board of Directors approved, for the 47th consecutive quarter, a dividend of $0.085 per share. The dividend will be paid on February 28, 2014 to shareholders of record on February 14, 2014.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Standard Time on Thursday, January 30, 2014 to discuss the results for the quarter, business highlights and outlook. The call can be accessed by dialing 888-317-6016 (United States) or 412-317-6016 (internationally). A recorded playback of the call will be available for one week following the call at 877-344-7529 (United States) or 412-317-0088 (internationally). The passcode for the playback is 10039039. The call will be available live or in a recorded version on the Company’s website under “Investor Relations” at www.brooklinebancorp.com.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with approximately $5.3 billion in assets and branch locations throughout Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and First Ipswich Bank. The Company provides commercial and retail banking services and cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com, and www.firstipswich.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the FASB in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as net earnings from operations, the allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases, tangible book value per common share and tangible stockholders’ equity to tangible assets. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At or for the Three Months Ended December 31,		At or for the Year Ended December 31,
	2013	2012	2013	2012
	(Dollars In Thousands Except Share Data)
Earnings Data:
Net interest income	$43,774	$44,564	$176,218	$177,368
Provision for credit losses	3,887	3,101	10,929	15,888
Non-interest income	3,907	6,504	13,825	18,605
Non-interest expense	31,320	28,869	122,460	120,375
Income before income taxes	12,474	19,098	56,654	59,710
Net income attributable to Brookline Bancorp, Inc.	7,654	11,863	35,386	37,142

Performance Ratios:
Net interest margin (1)	3.54%	3.79%	3.64%	3.85%
Interest-rate spread (1)	3.38%	3.62%	3.49%	3.67%
Return on average assets	0.58%	0.93%	0.68%	0.74%
Return on average stockholders' equity	4.95%	7.76%	5.74%	6.12%
Return on average tangible stockholders' equity	6.61%	10.53%	7.71%	8.40%
Efficiency ratio (non-GAAP)	65.69%	56.53%	64.44%	61.42%

Per Common Share Data:
Net income — Basic	$0.11	$0.17	$0.51	$0.53
Net income — Diluted	0.11	0.17	0.51	0.53
Cash dividends declared	0.085	0.085	0.340	0.340
Book value per share (end of period)	8.79	8.78	8.79	8.78
Tangible book value per share (end of period) (non-GAAP)	6.57	6.49	6.57	6.49
Stock price (end of period)	9.55	8.50	9.55	8.50

(1) Calculated on a fully tax-equivalent basis.

	At or for the Three Months Ended
	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012
	(Dollars in Thousands)
Balance Sheet:
Total assets	$5,325,106	$5,236,229	$5,150,480	$5,110,378	$5,147,534
Total loans and leases	4,362,465	4,299,477	4,205,015	4,173,985	4,175,712
Total deposits	3,835,006	3,737,978	3,656,981	3,626,033	3,616,259
Brookline Bancorp, Inc. stockholders’ equity	613,867	614,811	611,284	614,039	612,097

Asset Quality:
Nonperforming assets	$18,108	$16,738	$18,986	$22,941	$23,737
Nonperforming assets as a percentage of total assets	0.34%	0.32%	0.37%	0.45%	0.46%
Allowance for loan and lease losses	$48,473	$46,390	$44,281	$42,532	$41,152
Allowance for loan and lease losses as a percentage of total loans and leases	1.11%	1.08%	1.05%	1.02%	0.99%
Net loan and lease charge-offs	$1,676	$621	$639	$419	$826
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.16%	0.06%	0.06%	0.04%	0.08%

Capital Ratios:
Stockholders’ equity to total assets	11.53%	11.74%	11.87%	12.02%	11.89%
Tangible stockholders’ equity to tangible assets (non-GAAP)	8.88%	9.03%	9.10%	9.20%	9.08%

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
	(In Thousands Except Share Data)
ASSETS
Cash and due from banks	$37,148	$37,220	$33,008	$39,330	$78,441
Short-term investments	55,357	58,195	66,787	52,766	38,656
Total cash and cash equivalents	92,505	95,415	99,795	92,096	117,097
Investment securities available-for-sale	492,428	480,402	479,177	486,625	481,323
Investment securities held-to-maturity	500	500	500	500	500
Total investment securities	492,928	480,902	479,677	487,125	481,823
Loans held-for-sale	13,372	200	4,221	839	3,233
Loans and leases:
Commercial real estate loans:
Commercial real estate mortgage	1,461,985	1,400,769	1,349,051	1,299,496	1,301,233
Multi-family mortgage	627,933	599,601	594,939	585,669	606,533
Construction	113,705	118,090	112,684	115,896	98,197
Total commercial real estate loans	2,203,623	2,118,460	2,056,674	2,001,061	2,005,963
Commercial loans and leases:
Commercial	407,792	409,376	376,507	399,781	382,277
Equipment financing	513,024	513,345	476,724	448,701	420,991
Condominium association	44,794	43,205	41,859	43,043	44,187
Total commercial loans and leases	965,610	965,926	895,090	891,525	847,455
Indirect automobile loans	400,531	440,949	479,782	510,954	542,344
Consumer loans:
Residential mortgage	528,185	511,835	507,099	509,155	511,109
Home equity	257,461	254,888	257,839	254,048	261,562
Other consumer	7,055	7,419	8,531	7,242	7,279
Total consumer loans	792,701	774,142	773,469	770,445	779,950
Total loans and leases	4,362,465	4,299,477	4,205,015	4,173,985	4,175,712
Allowance for loan and lease losses	(48,473)	(46,390)	(44,281)	(42,532)	(41,152)
Net loans and leases	4,313,992	4,253,087	4,160,734	4,131,453	4,134,560
Restricted equity securities	66,559	66,627	66,627	66,553	68,661
Premises and equipment, net	80,505	79,504	76,867	74,223	70,791
Deferred tax asset	31,710	34,322	32,739	29,123	27,197
Goodwill, net	137,890	137,890	137,890	137,890	137,890
Identified intangible assets, net of accumulated amortization	16,887	18,015	19,168	20,345	21,510
Other real estate owned and repossessed assets, net	1,578	1,319	1,493	1,248	1,491
Other assets	77,180	68,948	71,269	69,483	83,281
Total assets	$5,325,106	$5,236,229	$5,150,480	$5,110,378	$5,147,534

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest-bearing deposits:
Demand checking accounts	$707,023	$667,181	$644,507	$623,315	$623,274
Interest-bearing deposits:
NOW accounts	210,602	204,164	196,778	194,313	212,858
Savings accounts	494,734	512,393	503,170	509,967	515,367
Money market accounts	1,487,979	1,403,881	1,340,024	1,303,231	1,253,819
Certificate of deposit accounts	934,668	950,359	972,502	995,207	1,010,941
Total interest-bearing deposits	3,127,983	3,070,797	3,012,474	3,002,718	2,992,985
Total deposits	3,835,006	3,737,978	3,656,981	3,626,033	3,616,259
Borrowed funds:
Advances from the FHLBB	768,773	784,740	785,565	759,675	790,865
Other borrowed funds	43,782	44,062	44,501	60,772	63,104
Total borrowed funds	812,555	828,802	830,066	820,447	853,969
Mortgagors’ escrow accounts	7,889	8,008	7,465	7,823	6,946
Accrued expenses and other liabilities	51,485	42,820	41,097	38,825	54,551
Total liabilities	4,706,935	4,617,608	4,535,609	4,493,128	4,531,725

Stockholders' equity:
Brookline Bancorp, Inc. stockholders’ equity:
Common stock, $0.01 par value; 200,000,000 shares authorized;
75,744,445 shares, 75,744,445 shares, 75,744,445 shares, 75,744,445 shares, and 75,749,825 shares issued, respectively
	757	757	757	757	757
Additional paid-in capital	617,539	616,968	619,033	618,708	618,426
Retained earnings, partially restricted	64,903	63,210	59,747	56,211	53,358
Accumulated other comprehensive (loss) income	(7,916)	(4,900)	(4,441)	2,233	3,483
Treasury stock, at cost;
5,171,985 shares, 5,154,327 shares, 5,373,733 shares, 5,373,733 shares, and 5,373,733 shares, respectively
	(59,826)	(59,576)	(62,107)	(62,107)	(62,107)
Unallocated common stock held by ESOP;
291,666 shares, 302,229 shares, 312,792 shares, 323,355 shares, and 333,918 shares, respectively
	(1,590)	(1,648)	(1,705)	(1,763)	(1,820)
Total Brookline Bancorp, Inc. stockholders’ equity	613,867	614,811	611,284	614,039	612,097
Noncontrolling interest in subsidiary	4,304	3,810	3,587	3,211	3,712
Total stockholders' equity	618,171	618,621	614,871	617,250	615,809
Total liabilities and stockholders' equity	$5,325,106	$5,236,229	$5,150,480	$5,110,378	$5,147,534

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$48,573	$50,662	$197,098	$203,711
Debt securities	2,136	1,832	7,963	8,551
Short-term investments	39	42	111	208
Marketable and restricted equity securities	301	440	1,212	730
Total interest and dividend income	51,049	52,976	206,384	213,200

Interest expense:
Deposits	4,559	5,077	18,773	21,432
Borrowed funds	2,716	3,335	11,393	14,400
Total interest expense	7,275	8,412	30,166	35,832

Net interest income	43,774	44,564	176,218	177,368
Provision for credit losses	3,887	3,101	10,929	15,888
Net interest income after provision for credit losses	39,887	41,463	165,289	161,480

Non-interest income:
Fees, charges and other income	3,828	4,716	15,240	16,475
Loss from investments in affordable housing projects	(318)	(239)	(1,812)	(694)
Gain (loss) on sales of securities, net	397	129	397	926
Gain on sales of loans and leases	-	1,898	-	1,898
Total non-interest income	3,907	6,504	13,825	18,605

Non-interest expense:
Compensation and employee benefits	16,675	15,705	65,261	58,830
Occupancy	3,356	2,759	12,616	10,611
Equipment and data processing	4,476	3,283	16,899	14,830
Professional services	1,352	1,536	5,695	12,475
FDIC insurance	724	1,089	3,102	4,212
Advertising and marketing	807	818	3,003	2,984
Amortization of identified intangible assets	1,127	1,797	4,623	5,622
Other	2,803	1,882	11,261	10,811
Total non-interest expense	31,320	28,869	122,460	120,375

Income before income taxes	12,474	19,098	56,654	59,710
Provision for income taxes	4,325	6,868	19,481	21,341
Net income before noncontrolling interest in subsidiary	8,149	12,230	37,173	38,369
Less net income attributable to noncontrolling interest in subsidiary
	495	367	1,787	1,227
Net income attributable to Brookline Bancorp, Inc.	$7,654	$11,863	$35,386	$37,142

Earnings per common share:
Basic	$0.11	$0.17	$0.51	$0.53
Diluted	$0.11	$0.17	0.51	0.53

Weighted average common shares outstanding during the period:
Basic	69,862,175	69,742,225	69,808,164	69,702,417
Diluted	69,951,683	69,799,324	69,883,924	69,746,256

Dividends declared per common share	$0.085	$0.085	$0.340	$0.340

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)

		At or for the Three Months Ended
		Dec 31, 2013		Sep 30, 2013		Jun 30, 2013		Mar 31, 2013		Dec 31, 2012
		(Dollars in Thousands)
NONPERFORMING ASSETS:

Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage		$1,098		$1,137		$2,682		$3,970		$4,014
Multi-family mortgage		-		664		1,593		4,132		4,233
Construction		-		-		-		-		-
Total commercial real estate loans		1,098		1,801		4,275		8,102		8,247

Commercial		6,147		4,747		4,680		5,035		5,454
Equipment financing		4,145		4,116		4,014		3,595		3,873
Condominium association		1		3		4		6		8
Total commercial loans and leases		10,293		8,866		8,698		8,636		9,335

Indirect automobile loans		259		195		156		62		99

Residential mortgage		2,875		2,738		2,786		3,724		3,804
Home equity		1,987		1,801		1,557		1,150		716
Other consumer		18		18		21		19		45
Total consumer loans		4,880		4,557		4,364		4,893		4,565

Total nonaccrual loans and leases	-	16,530	-	15,419	-	17,493	-	21,693	-	22,246

Other real estate owned		578		726		1,002		943		903
Other repossessed assets		1,000		593		491		305		588

Total nonperforming assets		$18,108		$16,738		$18,986		$22,941		$23,737

Troubled debt restructurings on accrual		12,759		12,158		9,631		9,816		10,414
Troubled debt restructurings on nonaccrual		5,589		5,905		6,919		7,514		6,786
Total troubled debt restructurings		$18,348		$18,063		$16,550		$17,330		$17,200

Nonperforming loans and leases as a percentage of total loans and leases		0.38%		0.36%		0.42%		0.52%		0.53%
Nonperforming assets as a percentage of total assets		0.34%		0.32%		0.37%		0.45%		0.46%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:

Allowance for loan and lease losses at beginning of period		$46,390		$44,281		$42,532		$41,152		$38,913
Charge-offs		(2,193)		(903)		(1,028)		(661)		(1,527)
Recoveries		517		282		389		242		701
Net charge-offs		(1,676)		(621)		(639)		(419)		(826)
Provision for loan and lease losses		3,759		2,730		2,388		1,799		3,065
Allowance for loan and lease losses at end of period		$48,473		$46,390		$44,281		$42,532		$41,152

Allowance for loan and lease losses as a percentage of total loans and leases
		1.11%		1.08%		1.05%		1.02%		0.99%
Allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases
		1.32%		1.31%		1.34%		1.34%		1.32%

NET CHARGE-OFFS:

Commercial real estate loans		$(9)		$7		$81		$(4)		$-
Commercial loans and leases		803		157		295		166		196
Indirect automobile loans		419		396		170		231		366
Consumer loans		463		61		93		26		264
Total net charge-offs		$1,676		$621		$639		$419		$826

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)
		0.16%		0.06%		0.06%		0.04%		0.08%

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)

	At or for the Three Months Ended
	December 31, 2013			September 30, 2013			December 31, 2012
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Short-term investments	$72,304	$39	0.21%	$69,272	$22	0.13%	$70,040	$42	0.24%
Debt securities (2)	474,968	2,141	1.80%	475,506	2,047	1.72%	456,690	1,854	1.62%
Marketable and restricted equity securities (2)	66,990	350	2.08%	66,995	346	2.06%	68,660	508	2.95%
Total investments	614,262	2,530	1.65%	611,773	2,415	1.58%	595,390	2,404	1.61%
Commercial real estate loans (3)	2,165,330	24,816	4.54%	2,088,450	24,021	4.56%	1,967,921	23,798	4.86%
Commercial loans (3)	461,656	4,783	4.07%	442,052	4,493	3.99%	395,991	5,042	5.08%
Equipment financing (3)	494,173	7,897	6.36%	489,127	8,343	6.79%	428,867	8,285	7.73%
Indirect automobile loans (3)	420,456	3,743	3.53%	460,927	4,172	3.59%	560,118	5,510	3.91%
Residential mortgage loans (3)	516,155	4,794	3.70%	507,616	4,866	3.81%	507,955	5,323	4.19%
Other consumer loans (3)	264,528	2,738	4.10%	262,442	2,762	4.17%	269,019	2,713	4.01%
Total loans and leases	4,322,298	48,771	4.47%	4,250,614	48,657	4.54%	4,129,871	50,671	4.91%
Total interest-earning assets	4,936,560	51,301	4.12%	4,862,387	51,072	4.16%	4,725,261	53,075	4.50%
Allowance for loan and lease losses	(46,566)			(44,959)			(39,435)
Non-interest-earning assets	397,488			382,155			398,980
Total assets	$5,287,482			$5,199,583			$5,084,806

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW accounts	$207,768	$45	0.09%	$198,643	$42	0.08%	$184,849	$48	0.10%
Savings accounts	502,802	312	0.25%	512,205	315	0.24%	518,452	374	0.29%
Money market accounts	1,471,402	2,086	0.56%	1,377,495	2,040	0.59%	1,246,514	2,115	0.68%
Certificates of deposit	942,595	2,116	0.89%	957,494	2,240	0.93%	1,028,884	2,540	0.98%
Total interest-bearing deposits	3,124,567	4,559	0.58%	3,045,837	4,637	0.60%	2,978,699	5,077	0.68%
Advances from the FHLBB	752,854	2,583	1.36%	772,067	2,666	1.37%	757,842	3,207	1.68%
Other borrowed funds	40,729	133	1.29%	44,326	108	0.96%	62,299	128	0.82%
Total interest-bearing liabilities	3,918,150	7,275	0.74%	3,862,230	7,411	0.76%	3,798,840	8,412	0.88%
Non-interest-bearing liabilities:
Demand checking accounts	701,163			675,907			612,267
Other non-interest-bearing liabilities	45,804			44,832			58,496
Total liabilities	4,665,117			4,582,969			4,469,603
Brookline Bancorp, Inc. stockholders’ equity	618,385			612,866			611,181
Noncontrolling interest in subsidiary	3,980			3,748			4,022
Total liabilities and equity	$5,287,482			$5,199,583			$5,084,806
Net interest income (tax-equivalent basis) /
Interest-rate spread (4)		44,026	3.38%		43,661	3.40%		44,663	3.62%
Less adjustment of tax-exempt income		252			249			99
Net interest income		$43,774			$43,412			$44,564
Net interest margin (5)			3.54%			3.56%			3.79%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on securities available-for-sale. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)

	At or for the Year Ended
	December 31, 2013			December 31, 2012
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Short-term investments	$62,258	$111	0.18%	$95,173	$209	0.22%
Debt securities (2)	477,318	7,983	1.67%	449,694	8,606	1.91%
Marketable and restricted equity securities (2)	67,375	1,405	2.09%	58,354	824	1.41%
Total investments	606,951	9,499	1.57%	603,221	9,639	1.61%
Commercial real estate loans (3)	2,091,860	98,245	4.67%	1,910,320	94,521	4.97%
Commercial loans (3)	435,184	20,580	4.68%	370,366	19,471	5.26%
Equipment financing (3)	452,601	31,076	6.87%	394,845	32,027	8.11%
Indirect automobile loans (3)	475,387	17,355	3.65%	573,398	23,641	4.12%
Residential mortgage loans (3)	511,348	19,926	3.90%	501,660	21,998	4.39%
Other consumer loans (3)	263,955	10,624	4.02%	269,725	12,299	4.56%
Total loans and leases	4,230,335	197,806	4.66%	4,020,314	203,957	5.08%
Total interest-earning assets	4,837,286	207,305	4.27%	4,623,535	213,596	4.63%
Allowance for loan and lease losses	(44,008)			(38,073)
Non-interest-earning assets	380,724			407,330
Total assets	$5,174,002			$4,992,792

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW accounts	$198,050	$173	0.09%	$183,046	$209	0.11%
Savings accounts	509,436	1,288	0.25%	517,485	1,726	0.33%
Money market accounts	1,370,195	8,220	0.60%	1,203,113	8,773	0.73%
Certificates of deposit	971,044	9,092	0.94%	1,055,510	10,724	1.02%
Total interest-bearing deposits	3,048,725	18,773	0.62%	2,959,154	21,432	0.72%
Advances from the FHLBB	759,640	10,886	1.43%	732,457	13,710	1.87%
Other borrowed funds	48,367	507	1.05%	60,497	690	1.14%
Total interest-bearing liabilities	3,856,732	30,166	0.78%	3,752,108	35,832	0.95%
Non-interest-bearing liabilities:
Demand checking accounts	656,724			562,238
Other non-interest-bearing liabilities	40,574			68,055
Total liabilities	4,554,030			4,382,401
Brookline Bancorp, Inc. stockholders’ equity	616,243			606,661
Noncontrolling interest in subsidiary	3,729			3,730
Total liabilities and equity	$5,174,002			$4,992,792
Net interest income (tax-equivalent basis) /
Interest-rate spread (4)		177,139	3.49%		177,764	3.67%
Less adjustment of tax-exempt income		921			396
Net interest income		$176,218			$177,368
Net interest margin (5)			3.64%			3.85%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on securities available-for-sale. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)

		At or for the Three Months Ended December 31,		At or for the Year Ended December 31,
		2013	2012	2013	2012
Reconciliation Table - Non-GAAP Financial Information		(Dollars in Thousands Except Share Data)

Net income attributable to Brookline Bancorp, Inc.		$7,654	$11,863	$35,386	$37,142
Add:
Compensation-related expenses (after-tax)		595	-	595	-
Acquisition-related expenses (after-tax)		-	-	-	3,972
Net earnings from operations		$8,249	$11,863	$35,981	$41,114

Operating earnings per common share:
Basic		$0.12	$0.17	$0.52	$0.59
Diluted		0.12	0.17	0.51	0.59

Weighted average common shares outstanding during the period:
Basic		69,862,175	69,742,225	69,808,164	69,702,417
Diluted		69,951,683	69,799,324	69,883,924	69,746,256

	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012
	(Dollars in Thousands)

Brookline Bancorp, Inc. stockholders’ equity	$613,867	$614,811	$611,284	$614,039	$612,097
Less:
Goodwill	137,890	137,890	137,890	137,890	137,890
Identified intangible assets	16,887	18,015	19,168	20,345	21,510
Tangible stockholders' equity	$459,090	$458,906	$454,226	$455,804	$452,697

Total assets	$5,325,106	$5,236,229	$5,150,480	$5,110,378	$5,147,534
Less:
Goodwill	137,890	137,890	137,890	137,890	137,890
Identified intangible assets	16,887	18,015	19,168	20,345	21,510
Tangible assets	$5,170,329	$5,080,324	$4,993,422	$4,952,143	$4,988,134

Tangible stockholders’ equity to tangible assets	8.88%	9.03%	9.10%	9.20%	9.08%

	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012
	(Dollars in Thousands)

Tangible stockholders' equity	$459,090	$458,906	$454,226	$455,804	$452,697

Number of common shares issued	75,744,445	75,744,445	75,744,445	75,744,445	75,749,825
Less:
Treasury shares	5,171,985	5,154,327	5,373,733	5,373,733	5,373,733
Unallocated ESOP shares	291,666	302,229	312,792	323,355	333,918
Unvested restricted stocks	431,068	429,818	276,011	277,510	295,055
Number of common shares outstanding	69,849,726	69,858,071	69,781,909	69,769,847	69,747,119

Tangible book value per common share	$6.57	$6.57	$6.51	$6.53	$6.49

	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012
	(Dollars in Thousands)

Allowance for loan and lease losses	$48,473	$46,390	$44,281	$42,532	$41,152
Less:
Allowance for acquired loans and leases losses	1,632	1,278	620	-
Allowance for originated loan and lease losses	$46,841	$45,112	$43,661	$42,532	$41,152

Total loans and leases	$4,362,465	$4,299,477	$4,205,015	$4,173,985	$4,175,712
Less:
Total acquired loans and leases	815,412	865,708	938,815	997,988	1,059,610
Total originated loans and leases	$3,547,053	$3,433,769	$3,266,200	$3,175,997	$3,116,102

Allowance for loan and lease losses related to
originated loans and leases as a percentage of originated loans and leases
	1.32%	1.31%	1.34%	1.34%	1.32%

CONTACT:
Brookline Bancorp, Inc.
Thomas J. Meshako, 617-927-4889
Principal Financial Officer
tmeshako@brkl.com